Encysive Pharmaceuticals JPMorgan 23rd Annual Healthcare Conference January 13, 2005

Forward-Looking Statements This presentation contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are timing and cost of our clinical trials, attainment of research and clinical goals and milestones of product candidates, attainment of required governmental approvals, sales levels of our products and availability of financing and revenues sufficient to fund development of product candidates and operations. In particular, careful consideration should be given to cautionary statements made in the various reports Encysive Pharmaceuticals has filed with the Securities and Exchange Commission. The Company undertakes no duty to update or revise these forward-looking statements.

Investment Highlights Lead product Thelin(tm) in late-stage development Pivotal Phase III data- February 2005 NDA filing- April 2005 Potentially best in class profile for PAH Unencumbered worldwide rights Other valuable assets Argatroban royalty Bimosiamose TBC3711 VLA4 antagonist program Productive research engine Continued leadership in small molecule development against vascular targets

Unaudited Guidance (in millions) Year 2004 Royalties $7.5 - 8.5 Revenues (includes royalties) $10.0 - 11.0 Expenses (net of Revotar minority interest) $64.0 - 67.0 Investment Income $0.8 - 1.0 Estimated Net Loss $54.0 - 57.0 Cash and Investments at 12-31-04 $69.0 (approx.)

Product Portfolio Argatroban Argatroban ThelinTM Bimosiamose Bimosiamose TBC3711 TBC4746 Pre-Clinical Phase I II III NDA Market Indication Commercial Rights HIT PCI-HIT GSK PAH ENCY Asthma Revotar Psoriasis Revotar/ENCY PAH ENCY Asthma, MS SGP GSK

Thelin(tm) (Sitaxsentan): Potentially Best in Class Profile Highly selective endothelin A receptor antagonist ETA - Activation causes constriction ETB - Stimulates vasodilatation, diuresis and endothelin clearance Once daily oral dosing First pivotal trial completed Lowered regulatory risk - Phase III program under SPA with FDA

PAH Market Opportunity Estimated 80,000-100,000 PAH patients worldwide Efficient, concentrated market Global premium pricing Market still in its infancy Tracleer(tm) has established dominance of oral ETa therapy in U.S. and E.U.

Thelin(tm) First Pivotal Results: Conclusions on Clinical Benefit 100 mg is fully effective: six minute walk (6MW) distance NYHA functional class improvement Hemodynamics Normalizing treatment populations by post hoc analysis indicates Thelin(tm) compares well to Flolan(tm) and Tracleer(tm)

Thelin(tm) vs. Key Approved Drugs Mean Change in Walk Distance (meters) - Placebo subtracted Six Minute Walk Comparison Post Hoc Analysis Excluding Class II, CHD and Baseline >450m

NYHA Class Time to First Worsening % Patients Not Worse 20 40 60 80 100 0 4 8 12 16 20 24 28 32 36 40 44 48 52 56 58 100 mg

ENCYSIVE™
PHARMACEUTICALS

Safety and Tolerability of Thelin™

- Close to 900 PAH patients evaluated on Thelin™
  - *Total exposures reaching 1,300*
  - *Chronic exposures meet ICH Guidelines*
- Liver function test (LFT) elevations
  - *Class effect, seen with Tracleer™ and ambrisentan*
  - *100 mg incidence looks favorable*
- Other adverse events typical for vasodilators
  - *Headache, nasal congestion, nausea, edema*
- Manageable interaction with warfarin
  - *Handled by routine dose adjustment*

PAH - Multiple Etiologies but Two Main Pathological Features Vasoconstriction Increases in pressure, tension and shear stress Vascular Remodeling Increases in pulmonary vascular resistance Reduction in vascular elasticity

Verhaar et al. Circulation 1998 BQ-123: ETA selective antagonist BQ-788: ETB selective antagonist

Literature review included 54 peer-reviewed publications as of 09-30-04. Of these 54 studies, 40 met the criteria for inclusion in this analysis. Some studies evaluated multiple endpoints. References on file. Literature on Remodeling: Weight of Evidence ETA Selective Blockade ETB Selective Blockade ETA/ETB Nonselective Blockade Number of published articles Number of published articles Number of published articles Effects on Vascular Remodeling in PAH Improved = 7 Worsened = 1 Improved = 4 No effect = 2 Anti-fibrotic Effects Improved = 11 No effect = 3 Improved = 1 Improved = 9 No effect = 2 Worsened = 2 Effects on Cardiac Hypertrophy in PAH Improved = 8 Worsened = 1 Improved = 6 No effect = 1

Market Needs/Perceptions Safety / Tolerability / Ease of Use Efficacy Flolan(tm) Tracleer(tm) Goal

Market Needs/Perceptions Safety / Tolerability / Ease of Use Efficacy Flolan(tm) Tracleer(tm) Goal Thelin(tm) Once daily Broad label Selective Better efficacy Better liver Works when Tracleer fails Thelin(tm)

Recent Thelin(tm) Data Highlights American College of Rheumatology Connective Tissue Disease (CTD) data Top Line STRIDE-6 Data Sildenafil-Thelin(tm) Interaction Data Top Line STRIDE-4 Data

Effect on 6MW in Patients with PAH related to Connective Tissue Disease -50 0 50 p = 0.027 n=9 n=33 placebo sitaxsentan p ^ 0.033 -50 0 50 Change in 6MW from baseline (m) p = n.s. n=14 n=33 placebo bosentan BREATHE-11 STRIDE-1 1Rubin, NEJM

STRIDE-6 Bosentan Failure 48 patients in randomized trial 35 discontinued bosentan due to lack of efficacy 13 discontinued bosentan for safety reasons Mean duration of prior bosentan therapy: 13.4 months 24 patients randomized to receive 100 mg 24 patients randomized to receive 50 mg 45 of 48 study participants continued in long-term trial (STRIDE-3)

STRIDE-6 Results Of 35 patients discontinuing bosentan for lack of efficacy 33% taking Thelin? 100 mg improved 10% of patients taking Thelin? 50 mg improved 20% continued deterioration Of 13 patients discontinuing bosentan due to safety (12 for liver function abnormalities, 1 for rash) 12 patients continued Thelin? treatment in STRIDE-3 1 patient developed liver function abnormalities on Thelin? Adverse events were similar to previous studies with Thelin?

Sildenafil / Sitaxsentan Interaction Data Preliminary Analysis: No clinically relevant effect on sildenafil Cmax - increased 18% and AUC - increased 28% No effect on n-desmethyl sildenafil No effect of sildenafil on sitaxsentan Insight: Not a clinically relevant interaction

STRIDE-2 vs. STRIDE-4 Study Design

STRIDE-4: 100 mg Best Dose for Thelin(tm) 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 20.4 27.4 90 20.4 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 Placebo Thelin(tm) 50 mg Thelin(tm) 100 mg Baseline 6MW (meters) 20 40 60 p=0.2 p=0.014 Liver function abnormality 3% in all three groups

Key Accomplishments in 2004 Completed enrollment in STRIDE-2 Reported results in STRIDE-4 and STRIDE-6 Received Orphan Drug Status in U.S. and Europe Held first scientific symposia at major medical meetings

Upcoming Milestones Pivotal Phase III top line results - February '05 NDA Filing for Thelin(tm) in U.S. - April '05 E.U. filing for Thelin(tm) - 3rd Quarter '05 Publication/presentation of full STRIDE-2 data Finalization of marketing plans for Thelin(tm) Continue broadening research and development activity

Encysive Pharmaceuticals JPMorgan 23rd Annual Healthcare Conference January 13, 2005